Exhibit A

Pursuant to Rule 13d-1(k) or Regulation 13D-G of the General Rule and Regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, the undersigned agrees that the statement to which this Exhibit is attached is filed on behalf of each of them in capacities set forth below.

November 18, 2016

/s/ Gary Scheier
Signature

Gary Scheier
Attorney-in-fact for:

William E. Oberndorf(1)
Oberndorf Investments LLC(1)
Peter C. Oberndorf(1)
Peter Oberndorf Irrevocable Trust, dated 6/30/89(1)
Caroline G. Oberndorf(1)
William E. Oberndorf Irrevocable Trust, dated 6/30/89(1)
Betty Jane Weimer(1)

(1) A Power of Attorney authorizing Gary Scheier to act on behalf of this person or entity is filed as Exhibit B.